Exhibit 24.1 CONSENT OF DRUCKER, MATH & WHITMAN, P.C.








                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8, bearing Registration No. 33-32994, and the Registration Statement on Form S-3, bearing Registration No. 33-38529, and the Registration Statement on Form S-8, bearing Registration No. 33-93560, of our report, dated June 18, 1998, appearing on page 17 of this Annual Report on Form 10-KSB, on the consolidated financial statements of Comtrex Systems Corporation and subsidiary appearing on pages 19 to 32 of this Annual Report on Form 10-KSB for the year ended March 31, 1998.



                                                   DRUCKER, MATH & WHITMAN, P.C.

North Brunswick, New Jersey
June 18, 1997









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